                                                                    Exhibit 12.0




                      Tri-State Outdoor Media Group, Inc.
               Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in thousands)





                                                                                                                    Pro forma
                                                                                                                   ------------
                                                                     Year Ended December 31                         Year Ended
                                                   ----------------------------------------------------------      December 31,
                                                   1993        1994         1995        1996         1997              1998
                                                   ----        ----         ----        ----         ----          ------------
Income (Loss) before income taxes                  $(11)      $ (628)      $   17       $ (895)      $(3,445)       $(13,966)
Add
  Portion of rents representative of
    the interest factor                              82          170          334          385           571           1,011
  Interest on indebtedness                          475          880        2,094        1,941         4,200          13,235
                                                   ----        -----       ------       ------       -------        --------
          Income (loss) as adjusted                $546       $  422       $2,445       $1,431       $ 1,326        $    280
                                                   ====       ======       ======       ======       =======        ========
Fixed charges
  Interest on indebtedness                    (1)   475          880        2,094        1,941         4,200          13,235
                                                   ----       ------       ------       ------       -------        --------
Rents                                               247          511        1,003        1,156         1,713           3,033
                                                   ----       ------       ------       ------       -------        --------
Portion or rents representative of
  interest factor                             (2)    82          170          334          385           571           1,011
                                                   ----       ------       ------       ------       -------        --------

  Fixed charges (1)+(2)                            $557       $1,050       $2,428       $2,326       $ 4,771        $ 14,246
                                                   ====       ======       ======       ======       =======        ========
Ratio of earnings to fixed charges                   --           --          1.0           --            --              --
                                                   ====       ======       ======       ======       =======        ========





                                                                               Pro forma
                                                         Six Months           Six Months
                                                           Ended                 Ended
                                                       June 30, 1998          June 30, 1998
                                                       -------------          -------------
Loss before income taxes                                  $(3,365)              $(6,054)
Add
  Portion of rents representative of
    the interest factor                                       450                   542
  Interest on indebtedness                                  4,198                 6,618
                                                         -------                -------
          Income (loss) as adjusted                       $ 1,283               $ 1,016
                                                          =======               =======
Fixed charges
  Interest on indebtedness              (1)                 4,198                 6,618
                                                          -------               -------
Rents                                                       1,351                 1,625
                                                          -------               -------
Portion or rents representative of
  interest factor                       (2)                   450                   542
                                                          -------               -------

  Fixed charges (1)+(2)                                   $ 4,648               $ 7,160
                                                          =======               =======
Ratio of earnings to fixed charges                             --                    --
                                                          =======               =======